Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

FTC SOLAR, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	—	—	—	—	—	—
	Equity	Preferred Stock, par value $0.0001 per share	—	—	—	—	—	—
	Debt	Debt Securities	—	—	—	—	—	—
	Other	Warrants	—	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$250,000,000(1)	—(2)	$250,000,000	0.0000927	$23,175
Fees Previously Paid
Carry Forward Securities
Secondary Offering of Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	35,674,463(3)(4)	—	—	—	—	S-1	333-262538	March 25, 2022	$11,756.47(4)
	Total Offering Amounts					$376,822,715.97(5)		$34,931.47
	Total Fees Previously Paid							$11,756.47
	Total Fee Offsets
	Net Fee Due							$23,175

(1)
The amount to be registered consists of up to $250,000,000 aggregate offering price of an indeterminate amount of common stock, preferred stock, debt securities and/or warrants of the registrant. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of common stock, preferred stock or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
Shares of common stock registered for resale pursuant to this registration statement are shares which are to be offered by the selling stockholders named herein. In the event of a stock split, stock dividend or recapitalization involving the common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(4)
The registrant previously paid a filing fee of $12,284.91 in connection with the registration of 37,277,987 shares of common stock for resale by the selling stockholders named in the registration on Form S-1 (Registration No. 333-262538), which was declared effective by the Securities and Exchange Commission on March 25, 2022 (the “Prior Registration Statement”), of which 35,674,463 remain unsold (the “Unsold Securities”). The registrant expects to carry forward to this registration statement the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. $11,756.47 is the portion of the filing fee associated with the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(5)
Inclusive of $250,000,000 aggregate offering price for primary offerings of securities by the registrant and $126,822,715.97 maximum aggregate offering price for resales of the Unsold Securities by the selling stockholders named herein, originally calculated pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices per share of the registrant’s common stock, as reported on The Nasdaq Global Market, on January 28, 2022, a date within five business days prior to the initial filing of the Prior Registration Statement.